Exhibit 10.1

SUPPLEMENTAL AGREEMENT

THIS SUPPLEMENTAL AGREEMENT, dated as of March 31, 2018, is made by and between Yangtze River Port and Logistics Limited (“Party A” and formerly known as Yangtze River Development Limited) and Fujian Yuesheng Industrial Development Limited (“Party B” and “Fujian Yuesheng”) in Wuhan City, China:

WHEREAS, on December 26, 2017, Party A and the eight shareholders, including Party B, of Wuhan Economic Development Port Co., Limited (incorporated in China, hereinafter “Party B Target Company”) signed an agreement in respect of Party A’s proposed acquisition of Party B Target Company as well as Party B’s proposed acquisition of the equity in Energetic Mind Limited (incorporated in the British Virgin Islands and held by Party A) (hereinafter the “Agreement”). Upon the execution of the Agreement, the seven shareholders (except for Party B) of Party B Target Company transferred their equity in Party B Target Company exclusively to Party B (that is, Fujian Yuesheng). As stipulated in the Agreement, “Fujian Yuesheng will be fully representing Party B to sign the supplemental agreement with Party A in the future (if necessary), coordinate the handovers and decide on the termination or renewal of this Agreement and other matters.”

WHEREAS, according to Article 3 of the Agreement “After the execution of this Agreement, both parties shall undertake due diligence on the companies within corporate structure of the target company and close the transaction within three working days upon completion of the due diligence. The settlement shall be completed no later than March 31, 2018”. Notwithstanding, till this day Party A’s due diligence and the preliminary audit results of Party B Target Company have not yet been completed, which inevitably affects the completion of the auditor’s report. Likewise, Party A must be given adequate time to submit the issued auditor’s report to the regulatory authority for approval.

NOW, THEREFORE, Party A and Party B enter into this Supplemental Agreement to extend all the terms of the "Agreement" to April 30, 2018. Both parties shall close the acquisition of the target companies and settle the considerations within three working days upon completion of the due diligence (mainly the auditor’s report) and the approval by Party A's regulatory authority, no later than April 30, 2018.

THIS SUPPLEMENTAL AGREEMENT is in duplicate whereas each of Party A and Party B shall hold one of them. It shall take effect upon signing and affixing company seal by both parties and the Guarantor, and shall have the same legal effect as the Agreement.

Party A

Yangtze River Port and Logistics Limited

Signed by CEO:

Party B:

Fujian Yuesheng Industrial Development Limited (with seal)

Signed by Legal Representative:

Guarantor of Party B:

Signed by Mr. Wang Kaiwei:

SUPPLEMENTAL AGREEMENT – Acquisition of Wuhan Economic Development Port Limited 2018.3.31